Exhibit 99.1
Contact:
Primo Water Corporation
Mark Castaneda, Chief Financial Officer
(336) 331-4000
ICR Inc.
John Mills
Katie Turner
(646) 277-1228
Primo Water Announces Pricing of Public Offering of 6,000,000 Shares of Common Stock
WINSTON-SALEM, N.C., June 17, 2011 — (GLOBE NEWSWIRE) — Primo Water Corporation (Nasdaq: PRMW) today announced the pricing of an underwritten public offering of 6,000,000 shares of common stock, consisting of 3,421,369 shares to be sold by Primo Water and 2,578,631 shares to be sold by certain selling stockholders (including Culligan International Company), at a price to the public of $11.26 per share. The net proceeds to Primo Water, after underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $36.1 million. Primo Water will not receive any proceeds from the sale of the shares by the selling stockholders. The offering is expected to close on or about June 22, 2011, subject to satisfaction of customary closing conditions. Primo Water and Culligan International Company have granted the underwriters a 30 day option to purchase up to an additional 900,000 shares at the public offering price, less the underwriting discount, to cover over-allotments, if any.
Primo Water intends to use the net proceeds received by it from the offering to repay all outstanding borrowings under its revolving credit facility and for working capital and general corporate purposes, including establishing new store locations for its water bottle exchange and refill vending services.
Stifel Nicolaus Weisel is acting as sole book-running manager for the offering, and BB&T Capital Markets, Janney Montgomery Scott and Signal Hill are acting as co-managers.
A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on June 16, 2011. The offering of these securities will be made only by means of a prospectus, copies of which may be obtained from Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, California 94104, or by calling 415-364-2720.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Primo Water Corporation
Primo Water Corporation is a rapidly growing provider of three-and five-gallon purified bottled water, self-serve filtered drinking water and water dispensers sold through major retailers throughout the United States and Canada. Primo Water’s products provide an environmentally friendly, economical, convenient and healthy solution for consuming purified water.
Forward-Looking Statements
This press release contains forward-looking statements that are based on the beliefs and assumptions of Primo Water’s management and on information currently available to its management. Forward-looking statements include information concerning the expected closing date of the offering and Primo Water’s anticipated use of the net proceeds received by it from the offering. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Primo Water’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks are discussed in greater detail in the “Risk Factors” section of the registration statement relating to the public offering described herein and in other documents filed by Primo Water with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent the beliefs and assumptions of Primo Water’s management only as of the date hereof.
Except as required by law, Primo Water assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.